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[Exhibit 10.1]

                               E X H I B I T I O N
                                A G R E E M E N T


                  THIS EXHIBITION AGREEMENT, entered into this 23rd day of May, 1997, by and between RMS Titanic, Inc., a corporation organized under the laws of the State of Florida and having its principal place of business at 17 Battery Place, New York, New York 10004 ("RMST") and RMS Foundation Inc., a California not-for-profit corporation having its principal place of business at 1126 Queens Highway, Long Beach, California 90802-6390 ("Queen Mary").

                  WHEREAS, RMST and Queen Mary wish to work in association with one another to present an exhibition in Queen Mary of artifacts recovered by RMST from the wreck site of the Titanic (the "Exhibition"), together with supporting material, and

                  WHEREAS, RMST wishes to provide artifacts recovered from the Titanic wreck site, together with supporting material, and Queen Mary wishes to finance, design, construct and operate the Exhibition, subject to the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Agreement, the parties hereto agree as follows:

                  1.       DEFINITIONS.

                  Except as otherwise indicated elsewhere in this Agreement, the following words and expressions shall have the following meanings:

                  1.1 "Artifacts" shall mean the objects recovered during RMST's 1996 recovery expedition to the wreck site of the Titanic as enumerated on Schedule A annexed hereto and approximately 10 objects in the ownership of RMST recovered from the wreck site of the Titanic in RMST's 1987, 1993 or 1994 recovery expeditions, all as enumerated on Schedule B annexed hereto. Any additions, deletions or modifications to Schedule A annexed hereto must be mutually approved by RMST and Queen Mary.

                  1.2 "Exhibition Term" shall mean the period commencing June 1, 1997 and expiring on January 5, 1998.

                  1.3 "Project Expenses" shall include, all costs and expenses authorized by Queen Mary of every kind and description incurred in establishing and presenting the Exhibition (except as may be otherwise expressly set forth herein), including, without limitation, design and fabrication of the Exhibition, and operating the Exhibition.




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                  1.4       "Revenue" shall mean and include the aggregate of:

                  1.4.1 "Merchandising Revenue," which shall include all revenues derived from the sale of RMST Merchandise (as defined by Section 7.1 hereof) sold on the Queen Mary, minus sales tax, credit card fees and check verification fees.

                  1.4.2 "Sponsorship Revenue," which shall include all revenues derived from the granting of sponsorship or promotion rights to third parties for the Exhibition.

                  1.4.3 "Ticket Revenue," which shall include all sums generated by ticket sales for admission to the Exhibition, minus sales tax, credit card fees, ticket outlet service fees, and check verification fees.

                  1.5 "Supporting Material" to be supplied by RMST shall mean material relating specifically to the recovery of the Artifacts recovered by RMST from the wreck site of the Titanic, including but not limited to photographs and video footage.

                  1.6 "Venue" shall mean the Queen Mary Seaport Complex in the City of Long Beach, California.

                  2. THEMES AND DURATION OF THE EXHIBITION, AND RMST'S CONSULTATION RIGHTS.

                  2.1 The parties agree that the Exhibition will principally address RMST's 1996 recovery expedition to the Titanic wreck site and conservation of the Artifacts.

                  2.2 The name of the Exhibition shall be "Titanic: The Expedition."

                  2.3 The Exhibition is to be co-presented by Queen Mary and RMST, and will be advertised and promoted in such manner as will reasonably give recognition to RMST's co-production of the Exhibition.

                  2.4 Queen Mary and RMST acknowledge that work on the design and construction of the Exhibition will commence following the execution of this Agreement, and, subject to the terms of this Agreement, that Queen Mary will have the responsibility for the design and construction of the Exhibition. In connection with these matters, Queen Mary acknowledges that RMST has sought, and intends to continue to seek, to preserve and promote the memory of the Titanic with dignity and respect, and with due regard to Titanic's historical and maritime significance. Queen Mary accordingly agrees that the Exhibition will be designed and constructed in a manner that is consistent with RMST's desire to preserve and promote the memory of the

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Titanic, as described above. In furtherance of the foregoing, Queen Mary agrees:

                           2.4.1 (a) The design and content of the Exhibition;
                  (b) the content of all marketing, advertising and public relations materials; (c) the content of a guided or other tour of the Exhibition to be produced by Queen Mary, as provided elsewhere herein; and (d) and the content of a catalogue for the Exhibition shall all be subject to review by RMST. Queen Mary will cooperate with RMST and will not unreasonably withhold its approval of changes as suggested by RMST.

                           2.4.2 Queen Mary will require its key design and
                  other specialist personnel to meet with representatives of RMST to review the progress of preparation of the Exhibition.

                           2.4.3 Upon reasonable request of RMST, Queen Mary
                  will provide reasonable access for RMST representatives to observe the construction of the Exhibition.

                  3.       THE OBLIGATIONS OF QUEEN MARY.

                  Queen Mary agrees, and represents and warrants that it has adequate financial resources, to pay the Project Expenses and to:

                  3.1 Obtain all rights, permits and licenses as may be required, for presentation of the Exhibition in the Venue, and in connection therewith, Queen Mary represents and warrants that all improvements of the Venue will be completed sufficiently in advance of the opening of the Exhibition so as to permit the Exhibition to commence as scheduled and to display the Artifacts and present them in a manner that will allow the public to safely view them.

                  3.2 Develop and implement a marketing, advertising, promotion and public relations plan for the Exhibition in consultation with RMST, for which Queen Mary is committed to cause to have expended Two Hundred Thousand ($200,000) Dollars. or causing the placement of advertising having a value of $200,000.

                  3.3 Develop and implement an admissions and sales program including ticket sales, toll-free telephone sales, media and sales blitzes, box office, group sales, and other means to maximize attendance at the Exhibition.

                  3.4 Be responsible for the care and storage of the Artifacts and Supporting Material, including, but not limited to, conservation inspections so as to protect the Artifacts from the elements, extreme lighting, temperature, humidity, unauthorized photography, filming or videotaping, or handling by unauthorized personnel in a manner that could damage the Artifacts.

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                  3.5 Provide full insurance coverage for the Artifacts as
indicated on Schedules A and B, but not to exceed Five Million ($5,000,000) Dollars in assessed valuation, from the time the Artifacts are delivered by RMST to Queen Mary until they are returned to RMST, and arrange to add RMST as an additional insured on all liability and property insurance policies maintained by Queen Mary, with proof thereof to be delivered to RMST promptly upon such arrangements becoming effective, and in no event, not later than May 31, 1997. Upon request of RMST, Queen Mary shall arrange to furnish RMST with a copy of such insurance policies.

                  3.6 Be responsible for the installation and de-installation of the Artifacts in the Exhibition.

                  3.7 Be responsible for all staffing and the operations of the Exhibition so as to permit the Exhibition to be open to the general public on a daily basis between the hours of 10:00 AM and 6:00 PM.

                  3.8 Be responsible for the security of the Artifacts and the Supporting Material from the time the Artifacts and Supporting Material are delivered by RMST to Queen Mary and until returned to RMST in accordance with
Section 3.9 hereof.

                  3.9 Be responsible for payment of all Artifact prepacking, packing, handling, security, insurance, and the transportation thereof from The National Maritime Center ("Nauticus") in Norfolk, Virginia to Queen Mary, and as may be applicable, Artifact prepacking, packing, handling, security, insurance, export and import customs charges and duties, and the international transportation thereof from Semur-en-Auxious, France to Queen Mary, and for their subsequent return to RMST in Long Beach, California within thirty (30) days of the end of the Exhibition Term.

                  3.10 Provide secure, pest-free storage for shipping crates.

                  3.11 Use its best efforts to produce a guided tour for the Exhibition.

                  3.12 Grant RMST a right of first refusal for the purchase of any or all display cases, theatrical pieces, didactic panels, models, lighting instruments, and other display items that may be developed or purchased by Queen Mary for the Exhibition at a price equal to seventy-five (75%) percent of the cost of the purchase or production thereof, with such right of first refusal to be exercised no later than the close of the Exhibition and with Queen Mary to furnish RMST with an itemized list of the foregoing items, including the cost thereof, within thirty (30) days of the opening of the Exhibition. Payment for such items shall be due in full upon RMST's acceptance of delivery of the items at the Venue in an "as is" condition no later than thirty (30) days after the end of the Exhibition Term.

                  3.13 Design, construct, market and operate the Exhibition consistent with the standards of existing Queen Mary exhibits.


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                  3.14 Lease from the City of Norfolk the display cases,
theatrical pieces, didactic panels, models, lighting instruments, and other display items (collectively, the "Exhibitry") utilized in connection with the presentation of "Titanic: The Expedition" at the National Maritime Center ("NAUTICUS"), Norfolk, Virginia for the Exhibition, and will be responsible for arranging and paying for all costs and expenses related to the packing, handling, security, insurance and transportation of the Exhibitry from Norfolk, Virginia to Queen Mary and related to the return thereof from Queen Mary to Norfolk, Virginia upon expiration of the Exhibition Term.

                  3.15 Queen Mary expressly acknowledges it does not claim and represents and warrants that it shall not claim to have any rights, title or interest in the ownership of the Artifacts or any rights to possess the Artifacts during the Exhibition Term in accordance with the provisions of this Agreement. Queen Mary hereby agrees to execute such financing statements on Form UCC-1 and such other documents as RMST shall request to protect RMST's ownership interests in the Artifacts.

                  4. RMST'S OBLIGATIONS.

                  RMST agrees to:

                  4.1 Make available such Supporting Material as and when Queen Mary shall reasonably require following consultation with RMST, subject to RMST's obligations to also make available Supporting Material for the exhibition of Titanic artifacts in Memphis, Tennessee commencing on April 3, 1997, in St. Petersburg, Florida commencing on November 15, 1997, and in Europe commencing on or about May 1, 1997.

                  4.2 During the Exhibition Term, RMST shall not, and shall not grant to any third parties any rights to, exhibit objects recovered from the Titanic in North America, except for the exhibition of Titanic artifacts in Memphis, Tennessee during the period from April 3, 1997 through September 30, 1997, in St. Petersburg, Florida during the period from November 15, 1997 through May 15, 1998, and in connection with a promotional book tour that is planned for the period between October 1, 1997 and November 15, 1997, during which two (2) objects may be displayed.

                  4.3 RMST represents and warrants that it has title and rights to all of the Artifacts, free and clear of all liens and encumbrances that could affect the ability of RMST to exhibit the Artifacts at Queen Mary during the Exhibition Term, and agrees to indemnify and hold Queen Mary harmless from any and all suits brought by other parties relating to RMST's rights, title and interest to the Artifacts.

                  4.8 RMST shall arrange for the removal of the Artifacts within thirty (30) days of the end of the Exhibition Term.



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                  5. COLLECTION, DIVISION AND PAYMENT OF REVENUES.

                  5.1 Ticket Revenue shall be divided between the parties as follows: RMST shall receive $2.00 from the sale of the first 150,000 tickets to the Exhibition and $3.00 from the sale of all tickets in excess of the first 150,000 tickets. For the purpose of the foregoing, any combined ticket that permits a visitor to be admitted to the Exhibition and a Queen Mary exhibition presented separate from the Exhibition shall be considered the sale of a ticket to the Exhibition (the "Combined Ticket"). A separate entrance to the Exhibition shall be established by Queen Mary so as to allow only purchasers of a ticket to the Exhibition or a Combined Ticket to be admitted to the Exhibition. All Ticket Revenue shall be collected by Queen Mary and RMST's share thereof shall be remitted to RMST within seven (7) days of receipt thereof by Queen Mary.

                  5.2. Sponsorship Revenue shall be divided equally between the parties, and shall be payable to and collectible by Queen Mary. RMST and Queen Mary agree to jointly develop appropriate sponsorship packages for the solicitation and procurement of sponsors for the Exhibition, and no sponsor shall be entitled to rights and privileges other than those mutually agreed upon by RMST and Queen Mary. Nothing in this Agreement shall be construed as prohibiting or limiting the rights of either party to solicit, before, during and after the Exhibition Term, sponsors for its exhibition activities apart from the Exhibition, and both parties expressly acknowledge that neither party shall have any right to share in any sponsorship revenues derived from either party's other exhibition activities.

                  5.3 All Merchandising Revenue, less cost of goods sold and the payroll of personnel which specifically staff an Exhibition Merchandise Shop, such as cash register attendants and sales clerks, shall be divided equally between the parties and shall be collected by Queen Mary, with RMST's share thereof, to be paid to RMST in arrears on a monthly basis, with such payment to be made within fifteen (15) days of the calendar end of each month. For purposes of the foregoing, costs of good sold shall mean the cost that RMST or Queen Mary pays to produce or purchase the goods.

                  5.4 Except for obligations pursuant to Section 11 hereof, RMST shall not bear any responsibility for any financial losses that may be incurred in connection with the presentation of the Exhibition.

                  5.5 Queen Mary shall furnish to RMST monthly accountings regarding Ticket Revenue, Sponsorship Revenue and Merchandising Revenue no later than fifteen (15) days after the close of the month covered by such accounting.

                  5.6 Except for obligations pursuant to Section 11 hereof, Queen Mary shall not bear any responsibility or liability for any financial losses that may be incurred by RMST.

                  5.7 (a) Queen Mary shall maintain all books of accounts and all documents


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necessary to audit, review and verify Revenue. Queen Mary agrees to allow authorized representatives of RMST to have reasonable access to such books and records, and to make such copies thereof as such representatives shall reasonably require. In the event that an audit reflects a five (5%) percent or greater discrepancy from the accounting furnished by Queen Mary to RMST pursuant to Section 5.5 hereof, then Queen Mary shall be responsible for payment of the costs of such audit. RMST shall have the right to engage one or more agents, at its own expense, to be present at all times or such times as RMST deems appropriate, at the Exhibition ticket office and/or admissions entrance and/or Exhibition or other gift shop operated pursuant hereto for purposes of obtaining information concerning ticket sales and merchandise sales.

                  5.8 All Revenues collected by Queen Mary under the terms of this Agreement shall be deposited in a special trust account established by RMS Foundation for the joint benefit of both parties hereunder. The respective shares of the parties' Ticket Revenue, Merchandise Revenue and Sponsorship Revenue shall be simultaneously disbursed to each party from such trust account. The trust account will be established in a bank designated by Queen Mary and will require the signatures of at least one representative of Queen Mary and at least one representative of RMST in order to effect withdrawals or other disbursements of monies therefrom. Nothing in this Agreement shall be construed as recognizing Queen Mary as the owner of any Revenues to which RMST is entitled to distribution hereunder or as recognizing RMST as owner of any Revenues to which Queen Mary is entitled to distribution hereunder.

                  6.       MARKETING, ADVERTISING AND PUBLICITY.

                  6.1 RMST shall be fully consulted about and shall participate in the scheduling and details of all marketing, advertising and publicity activities relating to the Exhibition. RMST shall cooperate and not unreasonably withhold its consent to, or unreasonably refuse to participate in, promotional activities.

                  6.2 Queen Mary shall make available to RMST any advertising or promotional material in advance of the utilization thereof by Queen Mary for the marketing or promoting the Exhibition. RMST shall make available to Queen Mary any advertising or promotional material in advance of the utilization thereof by RMST for marketing or promoting the Exhibition.

                  6.3 Except as set forth below, no advertising, promotional or other marketing materials may be used by Queen Mary without RMST's prior written consent, which consent shall not be unreasonably withheld. RMST shall respond to all such materials within one (1) business day of the receipt thereof. Queen Mary agrees that the content of all advertising, promotional and marketing materials will be consistent with RMST's desire to preserve and promote the memory of Titanic, and that all advertising, promotional and marketing materials that have been approved by RMST may be utilized by Queen Mary in other formats without further approval of RMST so long as the substance thereof has not been materially changed and is consistent with the first sentence of this Section
6.3. Queen Mary further agrees that all advertising, promotional or other marketing materials which refer to the availability of a Combined Ticket (as referred to in Section




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5.1 hereof) shall give at least equal prominence to the availability of tickets for admission only to the Exhibition.

                  7.       MERCHANDISING.

                  7.1 The parties agree that a gift shop shall be established within the Exhibition (the "Exhibition Merchandise Shop") consisting of approximately 300 square feet for the offer of merchandise related to the Titanic, the Exhibition or RMST ("RMST Merchandise") and such other merchandise as the parties shall mutually agree upon. All staff and equipment necessary for the operation of the Exhibition Merchandise Shop shall be furnished by Queen Mary. Queen Mary shall provide and replenish as needed an inventory of souvenir apparel (T-shirts, polo shirts, sweat shirts, and caps), printed and audio visual materials, such as posters, post cards, books and videotapes about the Titanic, and other souvenir items, such as pencils, pens, mugs, and authentic Titanic coal for purchase at the Exhibition Merchandise Shop. A reasonable cross-section of the RMST Merchandise shall also be made available for sale at the gift shop that customarily operates at Queen Mary. The items of merchandise to be sold at the Merchandise Shop relating to or depicting the Titanic shall be subject to RMST's consent, which consent shall not be unreasonably withheld, based upon RMST's desire to preserve and promote the memory of the Titanic with dignity and respect, and with due regard to Titanic's historical and maritime significance.

                  7.2 To the extent that Queen Mary obtains the names and/or addresses of the purchasers of merchandise at the Exhibition, a list of such names and addresses shall be furnished to RMST. Both parties shall have the right to use the list of such purchasers as they may respectively determine thereafter, independent of, and without claims or rights, of the other party hereto.

                  7.3 No merchandise derived from, related to or depicting the Artifacts, Supporting Material or other property rights of RMST shall be offered for sale or sold by Queen Mary through any outlet other than the Exhibition Merchandise Shop and the merchandise shops that is customarily operated at Queen Mary during the Exhibition Term, including, but not limited to, direct marketing programs conducted by mail, telemarketing, any public or proprietary on-line computerized interactive information retrieval network or system (the "Internet"), or otherwise, without the express written consent of RMST.

                  7.4 Nothing in this Agreement shall be construed as prohibiting or limiting the rights of RMST to market merchandise relating to the Titanic through non-retail means throughout the world and through the establishment of retail outlets outside of the City of Long Beach, California. For purposes of the foregoing, the marketing of merchandise through the Internet or through direct response, including but not limited to direct mail, promotions shall be deemed to be non-retail marketing.

                  8.       AUDIO VISUAL RIGHTS.



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                  8.1 Except for the purpose of promoting the Exhibition (the
"Promotional Work"), no television, video, film, music, photography or other audio visual rights, including but not limited to, telecommunication mediums such as the Internet, are granted by RMST to Queen Mary. The parties further agree that the subject of the Promotional Work shall be limited to the Exhibition, and that subject to RMST's prior written consent, a reasonable portion of RMST's Supporting Material shall be made available for utilization in the Promotional Work. All rights and title to photographs of the Artifacts and RMST's Supporting Material shall be owned exclusively by RMST, and no rights or interests therein are hereby conferred upon Queen Mary except as expressly set forth in this Agreement. RMST shall have the right to approve the content and form of the Promotional Work prior to the release thereof to the public, which consent shall not be unreasonably withheld.

                  8.2 Any Internet site used by Queen Mary to promote or advertise the Exhibition shall include a reference, on the initial screen thereof, that the Exhibition is co-produced with RMST, and shall contain a hypertext link to RMST's internet site at the first reference to RMST. Any Internet site used by RMST shall include a reference, on the initial screen thereof, that the Exhibition is being presented at Queen Mary, and shall contain a hypertext link to the Internet site used by Queen Mary to promote or advertise the Exhibition.

                  8.3 Queen Mary will refuse admission to the Exhibition to anyone carrying, or who has within their control, sight or sound devices which enable them to film or record the Exhibition, and will eject any person who refuses to relinquish such sight and sound equipment prior to entering the Exhibition.

                  9. TICKET SALES.

                  9.1 All ticket prices for the Exhibition shall be as follows:
Adults - $6.00; Seniors (60+) and military - $5.00; Youth (5-16 yrs.) - $5.00.

                  9.2 To the extent that Queen Mary obtains the names and/or addresses of the purchasers of tickets for the Exhibition, a list of such names and addresses shall be furnished to RMST. Both parties shall have the right to use the list of such purchasers as they may respectively determine thereafter, independent of, and without claims or rights, of the other party hereto.

                  10. PRE-RECORDED TOUR GUIDE.

                  Queen Mary shall have the right, but not the obligation, to arrange for the prerecording at the Exhibition of a pre-recorded tour guide, subject, however, to RMST's written approval thereof, which approval shall not be unreasonably withheld. It is agreed that all persons attending the Exhibition will be entitled to receive such pre-recorded tour guide without payment of additional charges or fees.



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                  11.      INDEMNITIES.

                  11.1 RMST agrees to indemnify, defend and hold harmless Queen Mary, its subsidiaries, parent companies, affiliates, agents, and assigns and their respective agents, officers, employees, and directors, from and against any and all losses, damages, liabilities, claims, demands, suits and expenses that Queen Mary may incur or be liable for as a result of any claim, suit or proceeding made or brought against Queen Mary based upon, arising out of, or in connection with RMST's breach of any of its duties or obligations hereunder.

                  11.2 Queen Mary, as may be permitted by law, agrees to indemnify, defend and hold harmless RMST, its subsidiaries, parent companies, affiliates, agents, and assigns and their respective agents, officers, employees, and directors, from and against any and all losses, damages, liabilities, claims, demands, suits and expenses that RMST may incur or be liable for as a result of any claim, suit or proceeding made or brought against RMST based upon, arising out of, or in connection with Queen Mary's breach of any of its duties or obligations hereunder.

                  11.3 Each party shall give the other party prompt notice of any claim or suit coming within the purview of these indemnities. Upon the written request of any indemnitee, the indemnitor shall assume the defense of any claim, demand or action against such indemnitee, and shall upon the request of the indemnitee, allow the indemnitee to participate in the defense thereof, such participation to be at the expense of the indemnitee. Settlement by the indemnitee without the indemnitor's prior written consent shall release the indemnitor from the indemnity as to the claim, demand or action so settled.

                  12. TRADEMARK RIGHTS.

                  Neither party, by virtue of this Agreement, shall obtain or claim any right, title or interest in or to the other's name, trademark or logo, except the right to use as specified herein and hereby acknowledges and agrees that all such use shall inure to the benefit of the respective owner.

                  13. OBLIGATIONS UPON TERMINATION.

                  13.1 Within thirty (30) days of termination of the Exhibition Term, RMST at the request of Queen Mary shall forthwith return to Queen Mary or otherwise dispose of as Queen Mary may direct all pamphlets, literature, photographs, catalogues, advertising material, specifications, cost estimates and other materials, documents and papers whatsoever belonging to Queen Mary and sent to RMST relating to the Exhibition (other than correspondence between Queen Mary and RMST) which RMST may have in its possession or under its control, except that RMST shall have the right to retain one (1) copy of each of the foregoing for archival purposes.

                  13.2 Within thirty (30) days of termination of the Exhibition Term, Queen Mary at the request of RMST shall forthwith return to RMST or otherwise dispose of as RMST may

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direct all pamphlets, literature, contractual documentation, photographs, catalogues, advertising material, specifications, cost estimates and other materials, documents and papers whatsoever belonging to RMST and sent to RMST relating to the Exhibition (other than correspondence between Queen Mary and RMST) which Queen Mary may have in its possession or under its control, except that Queen Mary shall have the right to retain one (1) copy of each of the foregoing for archival purposes.

                  13.3 If either party brings an action against the other to enforce any condition or covenant of this Agreement or for breach of its obligations under this Agreement, the prevailing party shall be entitled to recover from the other party its court costs and reasonable attorney's fees incurred in such action.

                  14. MISCELLANEOUS.

                  14.1 Other Documents. Each of the parties hereto shall execute and deliver such other and further documents and instruments, and take such other and further actions, as may be reasonably requested of them for the implementation and consummation of this Agreement and the transactions herein contemplated.

                  14.2 Parties in Interest. This agreement shall be binding upon and inure to the benefit of the parties hereto, and the successors and assigns of all of them, but shall not confer, expressly or by implication, any rights or remedies upon any other party.

                  14.3 Governing Law. This agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York, USA, without recourse to its conflict of laws principles. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, Queen Mary and RMST hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Queen Mary and RMST hereby irrevocably waive, in connection with any such action or proceeding, (i) trial by jury, (ii) any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

                  14.4 Notices. All notices required to be given under the terms of this Agreement shall be in writing (including telegraphic, telex, and facsimile transmissions, provided that a copy thereof is also sent by certified or registered air mail on the same day as such telegraphic, telex or facsimile transmission) and shall be deemed to have been duly given if delivered to the addressee in person (and receipted on a copy of such notice), or transmitted, or mailed by certified or registered air mail, return receipt requested, as follows:



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                  If to RMST, addressed to:

                  RMS Titanic, Inc.
                  17 Battery Place
                  Suite 203
                  New York, New York
                  Attention:  George Tulloch, President

                  If to Queen Mary, addressed to:

                  RMS Foundation Inc.
                  1126 Queens Highway
                  Long Beach, CA 90802-6390
                  Attention:  Joseph Prevatil, President

All such notices shall be effective upon the delivery thereof to the addressee in person or via telegraph, telex or facsimile, or if mailed, five (5) business days after the deposit thereof in the mails. Any party may change their respective addresses by giving notice as herein provided.

                  14.5 Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes all prior agreements, understandings and writings between the parties with respect to the subject matter hereof and thereof, including but not limited to any and all prior agreements between RMST and Queen Mary concerning the exhibition of Titanic artifacts at Queen Mary. Each party hereto acknowledges that no representations, inducement, promises, or agreements, oral or otherwise, have been made by any party, which are not embodied herein or in an exhibit hereto, and that no other agreement, statement or promise may be relied upon or shall be valid or binding. Neither this agreement nor any term hereof may be changed, waived, discharged or terminated orally. This agreement may be amended or supplemented or any term hereof may be changed, waived, discharged or terminated by an agreement in writing signed by all parties hereto.

                  14.6 Assignability. This agreement shall not be assignable by either party hereto without the written consent of the other party hereto.

                  14.7 Severability. If any provision of the Agreement shall be held invalid or unenforceable, the remainder of this Agreement which can be given effect without such invalid or unenforceable provision shall remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall remain in full force and effect in all other circumstances.

                  14.8 No Waiver. The waiver by any party hereto of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.




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                  14.9 Force Majeure. If due to acts of God, insurrection, fire, elements, national emergency, or any other similar cause outside of the reasonable control of either party to this Agreement ("Force Majeure") the Exhibition is canceled, delayed or the performance of either party under the terms of this Agreement is made impossible, the parties agree that such cancellation, postponement or failure to perform shall not be considered a breach of this agreement. In such event, however, the parties agree to use their best efforts to reschedule the Exhibition.

                  14.11 Publicity. Each of the parties agree that no press announcement or press release in connection with this Agreement shall be made unless the other party hereto shall have given its written consent to such announcement (including the form thereof), which consent shall not be unreasonably withheld.

                  14.12 Confidentiality. RMST and Queen Mary agree, as may be permitted by law, not to divulge or permit or cause their officers, directors, stockholders, employees or agents to divulge the substance of this Agreement except to their representatives and attorneys or as may otherwise be required by law in the opinion of counsel for the party required to make such disclosure. Additionally, during and after the Term of this Agreement, neither RMST nor Queen Mary shall disclose to anyone for any reason, without the prior written consent of the other, any marketing plans, strategies, results or other confidential information divulged to or learned by either party about the other from any source whatsoever, unless and until such information has generally become available to the public from sources other than the other party.

                  14.13 Independent Parties. Nothing in this Agreement is intended to create, nor shall anything herein be construed or interpreted as creating, an agency, a partnership, a joint venture or any other relationship between RMST and Queen Mary except as expressly set forth herein, and both parties understand that, except as expressly agreed to herein, each shall be responsible for its own separate debts, obligations and other liabilities.

                  14.14 Remedies. Remedies provided to the parties by this Agreement are not exhaustive or exclusive, but are cumulative of each other and in addition to any other remedies the parties may have in law or equity.

                  14.15 Survival of Representations. The representations, warranties, indemnification, and confidentiality provisions set forth in this Agreement shall be continuing and shall survive the expiration of the Exhibition Term.

                  14.14 Headings. The captions and headings used herein are for convenience only and shall not be construed as a part of this agreement.

                  14.15 Counterparts. This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same document.

                  IN WITNESS WHEREOF, the parties have executed this Agreement and affixed their hands and seal the day and year first above written.

RMS TITANIC, INC.                             RMS FOUNDATION INC.



By: /s/George Tulloch                         /s/Joseph Prevatil
    --------------------------                --------------------------
     George Tulloch, President                Joseph Prevatil, President

                                   SCHEDULE A

NO INV.                           OBJECT

87/0009.10-12/94                  3 EGG PLATES

87/0014                           BELL without MECHANISM

87/0109.1                         Gillette RAZOR BLADE ENVELOPE

87/0205                           LEATHER RAZOR STRAP
                                  "HORSE SHELL"

87/0269.21/37                     ONE PAGE LETTER
                                  "Thos. Cook & Son."

87/0270                           CLOTHES BRUSH

87/0317.1/2                       FLAT WHITE FAIENCE
                                  PLATE, COMPANY
                                  DISHWARE

93/0077                           HAND BASIN

94/0006                           NICKEL KETTLE

94/0113                           SMALL CRYSTAL POT w/
                                  WHITE STAR LINE LOGO

94/0360                           SMALL CUT CRYSTAL DECANTER
                                  w/ WHITE STAR LOGO

96/0002                           COFFEE CUP

96/0003                           PIECE OF COAL

96/0004                           CIDER(?) BOTTLE

96/0005                           WINE BOTTLE

96/0006                           JAR w/WHITE-BEIGE
                                  FAIENCE

96/0007                           WHITE FAIENCE PLATE
                                  w/ BLUE DESIGN

96/0008                           CHAMPAGNE BOTTLE w/
                                  CORK

96/0009.A                         SILVER SOUP TUREEN

96/0012                           TOOL HANDLE